EXHIBIT 99.1

For Immediate Release

Wisdom Homes of America Announces Q3 2014 Sales

Tyler, Texas – October 9, 2014 – SearchCore, Inc. (OTCQB: SRER) a manufactured housing retail center owner and operator that operates its retail centers through its wholly owned subsidiary Wisdom Homes Of America, Inc., announced the sales generated during the third quarter 2014.

"This was a milestone quarter for the Company because it was our first quarter having our Tyler, Texas retail center fully operational. Inventory arrived in early August allowing us to close transactions and post sales in the second half of the quarter,” Commented President of Wisdom Homes Of America, Mr. Brent Nelms.

Today, the company announces that for the third quarter 2014, it generated sales of $351,500 from the sale of manufactured homes.

“As our sales of manufactured homes increase, we are eager to receive our next shipment of inventory do to arrive in early November which will enable us to continue our growth in the coming months,” commented CEO, Jim Pakulis.

About SearchCore, Inc.

SearchCore, Inc., founded in 2010, is a manufactured housing retail center owner and operator. The company is headquartered in Tyler, Texas. The Company’s common stock trades on the OTCQB, under the ticker symbol “SRER.”

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). SearchCore, Inc. cautions that statements made in this news release constitute forward- looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. SearchCore, Inc. undertakes no obligation to revise these statements following the date of this news release.

Company Contact

SearchCore, Inc.

(855) 266-4663

info@searchcore.com

Investor Relations Contact

Financial Profiles, Inc.

(206) 623-2233

searchcore@finprofiles. com